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                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549


                                    FORM 8-K

                                 CURRENT REPORT


     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



         Date of Report (Date of earliest event reported) August 5, 2003
                                                          --------------



                                 aaiPharma Inc.
                                 --------------
             (Exact Name of Registrant as Specified in its Charter)



           Delaware                     0-21185                 04-2687849
----------------------------    ------------------------    -------------------
(State or Other Jurisdiction    (Commission File Number)      (I.R.S. Employer
      of Incorporation)                                     Identification No.)


                           2320 Scientific Park Drive
                        Wilmington, North Carolina 28405
                    ----------------------------------------
                    (Address of Principal Executive Offices)
                                   (Zip Code)


                                 (910) 254-7000
              ----------------------------------------------------
              (Registrant's Telephone Number, Including Area Code)


                                 Not Applicable
              -----------------------------------------------------
              (Former name or address, if changed from last report)



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Item 5.   Other Events.
          ------------

         On August 5, 2003, aaiPharma Inc., a Delaware corporation ("aaiPharma"), CIMA LABS INC., a Delaware corporation ("Cima"), Scarlet Holding Corporation, a Delaware corporation ("Holding Company"), Scarlet MergerCo, Inc., a Delaware corporation and a direct, wholly owned subsidiary of Holding Company ("S MergerCo"), and Crimson MergerCo, Inc., a Delaware corporation and a direct, wholly owned subsidiary of Holding Company ("C MergerCo"), entered into an Agreement and Plan of Merger dated as of August 5, 2003 (the "Merger Agreement"). Pursuant to the Merger Agreement, and subject to the satisfaction of several conditions, including shareholder and government approval, Holding Company will acquire all of the capital stock of each of aaiPharma and Cima through the merger of S MergerCo with and into aaiPharma and the merger of C MergerCo with and into Cima, with aaiPharma and Cima surviving as wholly owned subsidiaries of Holding Company.

         aaiPharma filed a Current Report on Form 8-K that attached and incorporated by reference the Merger Agreement as Exhibit 2.1 on August 5, 2003. aaiPharma is filing this Current Report on Form 8-K to refile the Merger Agreement to include the annexes and exhibits attached to the Merger Agreement and incorporated therein. The Exhibit attached hereto is incorporated by reference into this Current Report on Form 8-K.

Item 7.  Financial Statements and Exhibits.
         ---------------------------------

         (a)      Not applicable

         (b)      Not applicable

         (c)      The following exhibits are filed as part of this report:

                  2.1  -   Agreement and Plan of Merger dated August 5, 2003,
                           including annexes and exhibits thereto






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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 6, 2003

                                             aaiPharma Inc.

                                             By: /s/ William L. Ginna, Jr.
                                                 -------------------------------
                                                 William L. Ginna, Jr.
                                                 Executive Vice President and
                                                 Chief Financial Officer